Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
First Quarter of Fiscal 2017

Bedford, Mass. - October 27, 2016 - Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its first quarter of fiscal year 2017, ended September 30, 2016.

Antonio Pietri, President and Chief Executive Officer of AspenTech, said, “AspenTech delivered solid first quarter fiscal 2017 financial results that exceeded expectations from both a revenue and profitability perspective. We also made significant progress against our Asset Optimization strategy, completing two technology acquisitions during the quarter and today announcing the acquisition of Mtell. We believe these acquisitions will greatly enhance the capabilities of our analytics and maintenance solutions and further strengthen the value of the aspenONE offering for our customers.”

Pietri continued, “We also repurchased $130 million of stock during the first quarter as part of our share repurchase program. Our disciplined execution enables us to continue investing in product innovation while also maintaining our share repurchase program, generating significant value for customers and shareholders.”

First Quarter Fiscal 2017 and Recent Business Highlights

•
Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was approximately $446 million at the end of the first quarter of fiscal 2017, which increased 5.4% compared to the first quarter of fiscal 2016 and 1.1% sequentially.

•	GAAP operating margin was 45.6%, compared to 46.1% in the first quarter of fiscal 2016. Non-GAAP operating margin was 50.4%, compared to 50.1% in the first quarter of fiscal 2016.

•	AspenTech repurchased 2.9 million shares of its common stock for $130.0 million in the first quarter of fiscal 2017.

Summary of First Quarter Fiscal Year 2017 Financial Results

AspenTech’s total revenue of $120.1 million included:

•	Subscription and software revenue was $113.4 million in the first quarter of fiscal 2017, an increase from $111.9 million in the first quarter of fiscal 2016.

•	Services and other revenue was $6.6 million in the first quarter of fiscal 2017, compared to $8.4 million in the first quarter of fiscal 2016.

For the quarter ended September 30, 2016, AspenTech reported income from operations of $54.7 million, compared to income from operations of $55.4 million for the quarter ended September 30, 2015.

Net income was $35.0 million for the quarter ended September 30, 2016, leading to net income per share of $0.44, consistent with net income per share of $0.44 in the same period last fiscal year.

Non-GAAP income from operations, which adds back the impact of stock-based compensation expense, amortization of intangibles associated with acquisitions, acquisition-related expenses and non-capitalized acquired technology was $60.5 million for the first quarter of fiscal 2017, compared to non-GAAP income from operations of $60.2 million in the same period last fiscal year. Non-GAAP net income was $38.7 million, or $0.49 per share, for the first quarter of fiscal 2017, compared to non-GAAP net income of $39.8 million, or $0.47 per share, in the same period last fiscal year. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had cash and marketable securities of $191.6 million and borrowings of $140 million at September 30, 2016.

During the first quarter, the company generated $26.3 million in cash flow from operations and $26.7 million in free cash flow.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, October 27, 2016, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the first quarter fiscal year 2017 as well as the company’s business outlook.
The live dial-in number is (866) 604-6127 or (443) 961-0460, conference ID code 99548515. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 99548515, through November 27, 2016.
About AspenTech
AspenTech is a leading supplier of software that optimizes process manufacturing - for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process. With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations. As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.
Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to increase usage and product adoption of aspenONE offerings, and failure to continue to provide innovative, market-leading solutions; demand for, or usage of, aspenONE software declines for any reason, including declines due to adverse changes in the process industries; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2016 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are registered trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.
Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited in thousands, except per share data)

	Three Months Ended
	September 30,
	2016	2015
Revenue:
Subscription and software	$113,444	$111,859
Services and other	6,606	8,437
Total revenue	120,050	120,296
Cost of revenue:
Subscription and software	5,069	5,242
Services and other	6,437	7,730
Total cost of revenue	11,506	12,972
Gross profit	108,544	107,324
Operating expenses:
Selling and marketing	22,025	22,436
Research and development	18,632	16,597
General and administrative	13,157	12,862
Total operating expenses	53,814	51,895
Income from operations	54,730	55,429
Interest income	272	82
Interest expense	(869)	(1)
Other income, net	646	896
Income before provision for income taxes	54,779	56,406
Provision for income taxes	19,779	19,635
Net income	$35,000	$36,771
Net income per common share:
Basic	$0.44	$0.44
Diluted	$0.44	$0.44
Weighted average shares outstanding:
Basic	79,048	83,876
Diluted	79,385	84,320

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share data)

	September 30,	June 30,
	2016	2016

ASSETS
Current assets:
Cash and cash equivalents	$48,377	$318,336
Short-term marketable securities	143,174	3,006
Accounts receivable, net	21,847	20,476
Prepaid expenses and other current assets	12,154	13,948
Prepaid income taxes	112	5,557
Total current assets	225,664	361,323
Property, equipment and leasehold improvements, net	15,766	15,825
Computer software development costs, net	680	720
Goodwill	25,278	23,438
Intangible assets, net	9,067	5,000
Non-current deferred tax assets	12,264	12,236
Other non-current assets	1,225	1,196
Total assets	$289,944	$419,738

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,754	$3,559
Accrued expenses and other current liabilities	29,968	36,105
Income taxes payable	11,838	439
Borrowings under credit agreement	140,000	140,000
Current deferred revenue	226,105	252,520
Total current liabilities	411,665	432,623
Non-current deferred revenue	28,097	29,558
Other non-current liabilities	33,767	32,591
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares as of September 30, 2016 and June 30, 2016 Issued and outstanding— none as of September 30, 2016 and June 30, 2016	—	—
Stockholders’ deficit:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 102,218,791 shares at September 30, 2016 and 102,031,960 shares at June 30, 2016 Outstanding— 77,468,068 shares at September 30, 2016 and 80,177,950 shares at June 30, 2016	10,222	10,203
Additional paid-in capital	646,647	659,287
Retained earnings (deficit)	29,324	(5,676)
Accumulated other comprehensive income	1,721	2,651
Treasury stock, at cost—24,750,723 shares of common stock at September 30, 2016 and 21,854,010 shares at June 30, 2016	(871,499)	(741,499)
Total stockholders’ deficit	(183,585)	(75,034)
Total liabilities and stockholders' deficit	$289,944	$419,738

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited in thousands)

	Three Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$35,000	$36,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,791	1,547
Net foreign currency gains	(745)	(1,189)
Stock-based compensation	4,958	4,423
Deferred income taxes	(46)	—
Provision for (recovery from) bad debts	(7)	26
Tax benefits from stock-based compensation	584	1,577
Excess tax benefits from stock-based compensation	(584)	(1,577)
Other non-cash operating activities	90	159
Changes in assets and liabilities:
Accounts receivable	(1,355)	8,769
Prepaid expenses, prepaid income taxes, and other assets	1,885	812
Accounts payable, accrued expenses, income taxes payable and other liabilities	12,520	2,348
Deferred revenue	(27,841)	(35,220)
Net cash provided by operating activities	26,250	18,446
Cash flows from investing activities:
Purchases of marketable securities	(193,748)	—
Maturities of marketable securities	53,184	10,370
Purchases of property, equipment and leasehold improvements	(898)	(1,119)
Payments for business acquisitions	(5,400)	—
Payments for capitalized computer software costs	(51)	—
Net cash (used in) provided by investing activities	(146,913)	9,251
Cash flows from financing activities:
Exercises of stock options	3,089	611
Repurchases of common stock	(151,621)	(55,033)
Payments of tax withholding obligations related to restricted stock	(1,297)	(1,125)
Excess tax benefits from stock-based compensation	584	1,577
Net cash used in financing activities	(149,245)	(53,970)
Effect of exchange rate changes on cash and cash equivalents	(51)	(237)
Decrease in cash and cash equivalents	(269,959)	(26,510)
Cash and cash equivalents, beginning of period	318,336	156,249
Cash and cash equivalents, end of period	$48,377	$129,739

Supplemental disclosure of cash flow information:
Income taxes paid, net	$1,239	$2,895
Interest paid	850	1

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
(Unaudited in thousands, except per share data)

	Three Months Ended September 30,
	2016	2015
Total expenses
GAAP total expenses (a)	$65,320	$64,867
Less:
Stock-based compensation (b)	(4,958)	(4,423)
Non-capitalized acquired technology (e)	(350)	(250)
Amortization of purchased technology intangibles	(55)	(113)
Acquisition related fees (f)	(362)	—

Non-GAAP total expenses	$59,595	$60,081

Income from operations
GAAP income from operations	$54,730	$55,429
Plus:
Stock-based compensation (b)	4,958	4,423
Non-capitalized acquired technology (e)	350	250
Amortization of purchased technology intangibles	55	113
Acquisition related fees (f)	362	—

Non-GAAP income from operations	$60,455	$60,215

Net income
GAAP net income	$35,000	$36,771
Plus:
Stock-based compensation (b)	4,958	4,423
Non-capitalized acquired technology (e)	350	250
Amortization of purchased technology intangibles	55	113
Acquisition related fees (f)	362	—
Less:
Income tax effect on Non-GAAP items (c)	(2,061)	(1,723)

Non-GAAP net income	$38,664	$39,834

Diluted income per share
GAAP diluted income per share	$0.44	$0.44
Plus:
Stock-based compensation (b)	0.06	0.05
Non-capitalized acquired technology (e)	0.01	—
Amortization of purchased technology intangibles	—	—
Acquisition related fees (f)	0.01	—
Less:
Income tax effect on Non-GAAP items (c)	(0.03)	(0.02)

Non-GAAP diluted income per share	$0.49	$0.47

Shares used in computing Non-GAAP diluted income per share	79,385	84,320

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
(Unaudited in thousands, except per share data)

	Three Months Ended September 30,
	2016	2015
Free Cash Flow
GAAP cash flow from operating activities	$26,250	$18,446

Purchase of property, equipment and leasehold improvements	(898)	(1,119)
Capitalized computer software development costs	(51)	—
Non-capitalized acquired technology (e)	846	1,250
Excess tax benefits from stock-based compensation (d)	584	1,577

Free Cash Flow	$26,731	$20,154

(a) GAAP total expenses
	Three Months Ended September 30,
	2016	2015
Total costs of revenue	$11,506	$12,972
Total operating expenses	53,814	51,895
GAAP total expenses	$65,320	$64,867

(b) Stock-based compensation expense was as follows:
	Three Months Ended September 30,
	2016	2015
Cost of services and other	$369	$357
Selling and marketing	955	912
Research and development	1,062	824
General and administrative	2,572	2,330
Total stock-based compensation	$4,958	$4,423

(c) The income tax effect on non-GAAP items for the three months ended September 30, 2016 and 2015 is calculated utilizing the Company's estimated federal and state tax rate of 36%.

(d) Excess tax benefits are related to stock-based compensation tax deductions in excess of book compensation expense and reduce our income taxes payable. We have included the impact of excess tax benefits in free cash flow to be consistent with the treatment of other tax activity.

(e) In the three months ended September 30, 2016 and September 30, 2015, we acquired technology that did not meet the accounting requirements for capitalization and therefore the cost of the acquired technology was expensed as research and development. We have excluded the expense of the acquired technology from non-GAAP operating income to be consistent with transactions where the acquired assets were capitalized. In the three months ended September 30, 2016 and 2015, we have excluded payments of $0.8 million and $1.3 million, respectively, for the non-capitalized acquired technology (including a $0.5 million and $1 million, respectively of final payments related to non-capitalized acquired technology from prior fiscal periods) from free cash flow to be consistent with the treatment of other transactions where the acquired assets were capitalized.

(f) During the three months ended September 30, 2016, we incurred $0.4 million of operating expenses related to acquisition fees, which were not paid by September 30, 2016. There were no such activities for the three months ended September 30, 2015.